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      As filed with the Securities and Exchange Commission on June 20, 1997

                          Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                XIOX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       95-3824750
----------------------------                ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
    of incorporation or
       organization)
                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                    (Address of principal executive offices)

                            ------------------------
                                1994 Stock Plan
                            (Full title of the plan)
                            ------------------------

                               William H. Welling
                             Chief Executive Officer
                        577 Airport Boulevard, Suite 700
                     (Name and address of agent for service)

                                 (415) 375-8188
           Telephone number, including area code, of agent for service

                            ------------------------
                                    Copy to:
                             Blair W. Stewart, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
          Title of         Amount     Proposed         Proposed      Amount of
        Securities to      to be       Maximum          Maximum     Registration
        be Registered    Registered    Offering        Aggregate        Fee
                                    Price Per Share  Offering Price
------------------------ ---------- ---------------  -------------- ------------
Common Stock
- 1994 Stock Plan
       shares subject to   86,579      $3.379(2)       $292,550(2)    $ 88.65
       outstanding        -------      -------         --------       -------
       options
       shares available   163,421      $3.688(1)       $602,697(1)    $182.64
       for future grant   -------      ------          --------       -------

  TOTALS                  250,000                      $895,247       $271.29
                          =======                      ========       =======
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low sale price reported by the Nasdaq SmallCap Market on June 13, 1997 in accordance with Rule 457(c).

(2) Pursuant to Rule 457(h) represents the weighted average price of outstanding options.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The registrant hereby incorporates by reference Registration Statement on Form S-8, Registration No. 33-88996 dated February 1, 1995.


Item 8. Exhibits.

        Exhibit
        Number
        -------

          4.1      1994 Stock Plan
          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         23.1      Consent of KPMG Peat Marwick LLP, Independent Auditors
         23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)
         24.1      Power of Attorney (See Page II-2)

                                   SIGNATURES

The Company

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 20, 1997.


                                              XIOX CORPORATION


                                              By:    /S/ WILLIAM H. WELLING
                                                     ---------------------------
                                                     William H. Welling
                                                     Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Welling and Melanie D. Reid, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                  Title                               Date

/S/WILLIAM H. WELLING    Chairman of the Board, Chief              June 20, 1997
-----------------------  Executive Officer (Principal Executive
(William H. Welling)     Officer) and Director

                         Vice President of Finance, Chief          June 20, 1997
/S/MELANIE D. REID       Financial Officer and Secretary
-----------------------  (Principal Financial Officer and
(Melanie D. Reid)        Principal Accounting Officer)

 /S/BERNARD T. MARREN    Director                                  June 20, 1997
-----------------------
(Bernard T. Marren)

 /S/ROBERT K. MCAFEE     Director                                  June 20, 1997
-----------------------
(Robert K. McAfee)

/S/MARK A. PARRISH, JR.  Director                                  June 20, 1997
-----------------------
(Mark A. Parrish, Jr.)

/S/ATAM LALCHANDANI      Director                                  June 20, 1997
-----------------------
(Atam Lalchandani)

                                INDEX TO EXHIBITS


Exhibit                  Description
Number

   4.1    1994 Stock Plan

   5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati,
          Professional Corporation

  23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors

  23.2    Consent of Wilson, Sonsini, Goodrich & Rosati,
          Professional Corporation (Contained in Exhibit 5.1)

  24.1    Power of Attorney (see Page II-2)